GODFREY & KAHN, S.C.
                   ATTORNEYS AT LAW
                780 North Water Street
              Milwaukee, Wisconsin  53202
                 Phone (414) 273-3500
                  Fax (414) 273-5198

                   December 7, 1998


Cumulus Media Inc.
111 East Kilbourn Avenue
Milwaukee, WI  53202

Ladies and Gentlemen:

     We  have acted as your counsel in connection  with
the   offer   by  Cumulus  Media  Inc.,   an   Illinois
corporation (the "Company"), of up to 1,000,000  shares
of Class A common stock, $.01 par value (the "Shares").
The  Shares are reserved for issuance pursuant  to  the
Company's  1998  Employee  Stock  Purchase  Plan   (the
"Plan"),  as  described in the Plan's  Prospectus  (the
"Prospectus"), including all amendments and supplements thereto, which Prospectus relates to the Company's
Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement").

     We have examined: (a) the Plan, the Prospectus and
the  Registration Statement, (b) the Company's  Amended
and  Restated Articles of Incorporation and Amended and
Restated  By-Laws,  (c)  certain  resolutions  of   the
Company's  Board  of  Directors  and  (d)  such   other
proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, upon issuance in accordance with the terms of the Plans, will be duly authorized and validly issued, fully paid and nonassessable.

     Our  opinion relates only to statutory  provisions
of the Business Corporation Act of 1983 of the State of
Illinois   without  regard  to  court   interpretations
thereof, and we express no opinion as to the laws of any other jurisdiction.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                   Very truly yours,

                                    /s/ Godfrey & Kahn, S.C.

                                   GODFREY & KAHN, S.C.